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SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934

Check the Appropriate Box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement
[X]	Definitive Additional Materials

Allspring Funds Trust
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

X	No fee required.
[ ]

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

a)

Title of each class of securities to which transaction applies: N/A

b)

Aggregate number of securities to which transaction applies: N/A

c)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

d)

Proposed maximum aggregate value of transaction: N/A

e)

Total fee paid: $0

[ ] [ ]

Fee paid previously with preliminary material: N/A
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

a)

Amount Previously Paid: N/A

b)

Form, Schedule or Registration Statement No.: N/A

c)

Filing Party: N/A

d)

Date Filed: N/A

ALLSPRING FUNDS TRUST (“Funds Trust”), on behalf of the following series:
Allspring Diversified Income Builder Fund (the “Fund”)
1415 Vantage Park Drive, 3rd Floor, Charlotte, North Carolina 28203

SUPPLEMENT TO THE INFORMATION STATEMENT FOR THE ALLSPRING DIVERSIFIED INCOME BUILDER FUND DATED October 8, 2024

The following information supplements and amends the Fund’s Information Statement furnished to Shareholders in connection with sub-adviser change to become effective on November 8, 2024. Capitalized terms used in this supplement (“Supplement”) and not otherwise defined in the Supplement have the meanings given to them in the Information Statement. This Supplement is being filed with the Securities and Exchange Commission (“SEC”) on October 23, 2024.

THE INFORMATION STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION STATEMENT.

Effective immediately, Eddie Cheng, CFA will no longer be added as a portfolio manager to the Fund as previously disclosed in the Information Statement dated October 8, 2024. All references to this portfolio manager are hereby removed.